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                                                                   EXHIBIT 10.11

                           Technical Service Agreement*

Party A: Harbin Three-Happiness Bioengineering Co., Ltd.

Party B: Ecological Research Institute of Chinese Academy of Sciences

After careful discussion, Party B agrees to provide party A technical support for Cease enuresis soft capsule prouduction. Both parties agree the following items.

     Item 1. Party B agrees to provide technical support to Party A.

     Item 2. Party B guarantees that it will not disclose the technique know-how to the third Party, otherwise it must compensate Party A economic loss.

     Item 3. Party B is responsible to direct and solve technical problem when Party A meets such problems during producing Cease enuresis Soft gel.

     Item 4. Party A warrants that will provide party B good working conditions during cooperation.

     Item 5. compensation Party A agrees to pay Party B RMB10,000 Yuan for providing technique service.

     Item 6. How to pay

     Party A will pay party B RMB50,000 yuan upon execution this agreement. Only the technical support provided by Party B has been recognized by Party A, and was proved effective, then the rest RMB50,000 yuan could be paid by Party A.

     Item 7. Counterparts

     The agreement is duplicated and each copy has the same legal validity upon being signed by both Parties.

     Item 8. Both parties agree to solve issues occurring which are not expressed clearly hereby by friendly discussion together.

Party A; Harbin Three-Happiness Bioengineering Co., Ltd.
      Signed by: Shujun Liu

Party B; Ecological Research Institute of Chinese Academy of Sciences
      Signed by: Xing Fu
      Date: June 21, 2000


*Translation from Chinese original